Exhibit 99.1

DIVIDKM) RKINVKSTMFVr AND SHARK l’l K<”HASK PLAN

OF

FEDERAL REALTY INVESTMENT TRUST

ENROLLMENT APPLICATION

Please erne* mis account as fcr«ws

Chock one bo«onJy(IV3.

II you do not check any a°’- lhen FULL DIVIDEND REINVESTMENT win be assumed

O FULL DIVIDEND REINVESTMENT 1’ ¦ ¦ .’ i aH dividends lot this account.

Q PARTIAL DIVIDEND REINVESTMENT

Reinvest dividends on shares nek) By me at certificate

loon and on all snares held by you as Agem and pay dividends m cash on all remaining shares held by me in certificate form.

Q CASH INVESTMENT ONLY (iio DIVIDEND REINVESTMENT) All dividends will be paid m cash

I (We) hereby appoint American Stock Transfer & Trust Company as my (our) Agent under the terms and conditions ol the Plan, as described in the Brochure ol the Plan which accompanied this form, to receive cash payments and apply them to the purchase o! common shares ot beneficial interest of Federal Really Investment Trust as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

ACCOUNT INFORMATION

SINGLE/JOINT: Joint account will be presumed to be joint tenants with nght ot survivorship unless restnctod by appiicabio state law or otherwise indicated. The Social Security Number of the first-named tenant is required.

2.

3.

CUSTODIAL- A minor is the beneficial owner ol the account with an adult custodian managing the account until the minor becomes ol age. as specified in the Uniform Gift to Minors Act in the minor’s state of residence. The minor’s Social Secunty Number is required.

TRUST: Account is established in accordance with the provisions ot a trust agreement

This form, when completed and signed, should be mailed with your check to Ihe Agent:

Federal Realty Investment Trust c/o American Stock Transfer & Trust Company P.O. Box 922. Wall Street Stalion. New York. New York 10269-0560 Attn: Dividend Reinvestment and Share Purchase Plan If you’ name is preprinted above. 1 (5 lor mailing purposes only. Please complete ono ol the boxes below lor the exact account <oois’iations

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE);

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER

SINGLf.JOINT ACCOUNT CUSTODIAL ACCOUNT TRUST ACCOUNT

Name Custodian’s Name Trustee Name

Joint Owner (if any) Minor’s Name Trust Name Of Beneficiary

Joint Owner (if any) Minor’s Slate of Residence Date of Trust

ACCOUNT ADDRESS

STREET

CITY

STATE

ZIP CODE

SIGNATURE(s)

All Join! Ownore Must Sign

ATTACHED IS A CHECK FOR S

minimum initial investment is $250 for new investors minimum investment is 125 for shareholders of record and current plan participants

maximum investment is si0.000in any given month

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase common shares of beneficial interest of Federal Realty Investment Trust for deposit into my (our) Federal Realty Investment Trust account.

Signature(s) ______________________________

____

Daytime ____________ Daytime Phone Number ____________

1. Indicate the Type of Account: Checking or Savings
2. Print the complete Bank Account Number.
3. Print the name on Bank Account as it appears on your bank statement.
4. Print the complete name of your financial institution, including the branch name and address.
5. Print the ABA Number (Bank Number) from your check or savings deposit slip.
6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $25 per month and the maximum is $10,000 per month from your checking or savings account to purchase common shares of beneficial interest of Federal Realty Investment Trust.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1. Type of Account ☐ Checking ☐ Savings

2. ______________________________
Bank Account Number

3. ______________________________
Name of Bank Account

4. ______________________________
Financial Institution

____
Branch Name

____
Branch Street Address

____
Branch City, State and Zip Code

5. ______________
ABA Number

6. $ ______________
Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.



Name on Bank Account
Financial Institution and Branch Information
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
PAY TO THE ORDER OF
$
DOLLARS
First National Bank of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
⑆071000013 123456789⑈
ABA Number
Bank Account Number

3